Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. § 1350)
Each of the undersigned officers of Cole Credit Property Trust IV, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i)
the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas W. Roberts
		Name:	Thomas W. Roberts
		Title:	Chief Executive Officer and President (Principal Executive Officer)

/s/ Michael J. Bartolotta
		Name:	Michael J. Bartolotta
Date:	August 12, 2016	Title:	Interim Chief Financial Officer and Treasurer (Principal Financial Officer)
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.